UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

April 5, 2010

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Commission File No. 001-31299

MEDICAL STAFFING NETWORK HOLDINGS, INC.

(Exact Name Of Company As Specified In Its Charter)

Delaware	65-0865171
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)

901 Yamato Road, Suite 110

Boca Raton, Florida 33431

(Address Of Principal Executive Offices)

(561) 322-1300

(Company’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Forbearance Agreement

On April 7, 2010, Medical Staffing Network Holdings, Inc. (the “Company”) and its wholly-owned subsidiaries, Medical Staffing Network, Inc. and Medical Staffing Holdings, LLC, entered into a Second Forbearance Agreement, Limited Waiver and Amendment to Amended and Restated Credit Agreement (the “Forbearance Agreement”) with General Electric Capital Corporation (“GECC”), as administrative agent, and with the required percentage of the first lien lenders under the Company’s Amended and Restated Credit Agreement dated March 12, 2009 (the “First Lien Credit Agreement”). Under the Forbearance Agreement, GECC, as agent, and the first lien lenders have agreed to forbear from exercising default related rights and remedies with respect to the first lien debt defined below until May 7, 2010, unless a “Forbearance Default,” as defined in the Forbearance Agreement, occurs prior to that date. The Forbearance Agreement further provides that it may be extended for an additional 30-day period with the consent of the required percentage of the first lien lenders.

The Forbearance Agreement also provides that GECC may make additional revolving loans to the Company (in an amount not to exceed $5 million at any one time outstanding) if the Company needs liquidity assistance to meet its obligations as they come due (based on a cash flow schedule that has been approved between the Company, GECC, as agent, and the first lien lenders). Further, during the forbearance period, the debt due under the First Lien Credit Agreement will bear PIK interest at the default rate (which is 4% per annum over the 2% per annum PIK interest already payable under the First Lien Credit Agreement).

As of April 1, 2010, the Company owed approximately $82.1 million (including accrued PIK interest) to the first lien lenders under the First Lien Credit Agreement. Additionally, as of such date there were approximately $6.4 million of letters of credit outstanding under the revolving loan facility.

A copy of the Forbearance Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference. The summary of the Forbearance Agreement contained herein is qualified in its entirety by reference to the copy of such agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Additionally, the Company currently owes approximately $25.4 million (including accrued PIK interest) to its second lien lenders pursuant to an Amended and Restated Second Lien Credit Agreement, dated March 12, 2009 (the “Second Lien Credit Agreement”), between the Company and the second lien lenders, which debt is currently in default. See Item 2.04 below. As a result of an intercreditor agreement between the Company’s first lien lenders and second lien lenders, the second lien lenders are currently blocked from exercising or seeking to exercise any rights or remedies with respect to any of the collateral that secures both the debt due to the first lien lenders and the debt due to the second lien lenders.

The Company is currently in discussions with all of its lenders with respect to a possible restructuring of the Company’s debt and capital structure, and in that regard the Company has hired financial and legal advisors to assist it in exploring strategic options that may be available under the circumstances. If the Company’s lenders are not willing to reach an acceptable agreement, the lenders could take action to seek to sell the Company’s assets to repay their obligations. In such event, the Company might determine to seek relief under Chapter 11 of the U.S. Bankruptcy Code.

Retention of Mohsin Meghji and Loughlin Meghji + Company as the Company’s Chief Restructuring Officer

The Board of Directors of the Company has approved the retention of Loughlin Meghji + Company (“LM+Co”), a financial advisory and restructuring firm and its principal, Mohsin Y. Meghji, to serve as the Chief Restructuring Officer of the Company. In that regard, on April 6, 2010 the Company finalized and entered into an engagement letter with LM+Co with respect to their retention. LM+Co provides corporate finance, crisis management, performance improvement and recapitalization advisory services. Additionally, LM+Co offers business planning, financial forecasting and monitoring, enterprise valuation, debt restructuring, cost structure analysis, and turnaround management advisory services.

Under the engagement letter, Mr. Meghji and LM+Co will perform a financial review of the Company, assist the Company in developing restructuring plans or strategic alternatives, serve as the principal contact with the Company’s lenders with respect to the Company’s restructuring matters, and perform such other services as reasonably requested or directed by the board of directors, the chief executive officer or other authorized personnel of the Company, all as more particularly described in the engagement letter. Mr. Meghji will report to the Company’s board of directors.

The Company will pay LM+Co the fees set forth in the engagement letter for the services of Mr. Meghji and the other members of his team. In addition, the Company will reimburse LM+Co for its reasonable out-of-pocket expenses in connection with their providing services to the Company. The engagement letter may be terminated by either party without cause upon 10 days’ written notice.

A copy of the engagement letter is attached hereto as Exhibit 10.2 and is incorporated herein by reference. The summary of the engagement letter contained herein is qualified in its entirety by reference to the copy of such letter that is filed as Exhibit 10.2 to this Current Report on Form 8-K.

Item 2.04	Triggering Events that Accelerate or Increase a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement

The text of Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.04.

The Company was obligated under the Second Lien Credit Agreement to make a cash interest payment to the second lien lenders on or before April 5, 2010 (the last day of the grace period allowed for making such payment under the Second Lien Credit Agreement). The Company did not make such payment, which constitutes an additional event of default under the Second Lien Credit Agreement (in addition to the financial covenant violations that were previously reported by the Company).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As set forth in Item 1.01 above, Mohsin Y. Meghji has been appointed to serve as the Company’s Chief Restructuring Officer. Mr. Meghji is a principal and founder of LM+Co and has more than 20 years of business and restructuring experience. Prior to founding LM+Co, Mr. Meghji was a partner in the Restructuring Group of Arthur Andersen LLP based in New York.

Mr. Meghji’s industry experience includes companies in the energy, healthcare, manufacturing, retail, food services, textile and real estate industries. Much of his experience has involved running the day-to-day operations (as CRO/Trustee/Interim CEO) and advising management, creditors and investors in relation to companies experiencing financial distress. Mr. Meghji currently serves as the CRO for Capmark Financial Group. Other restructuring assignments have included Blockbuster, Inc., Interim Healthcare, Safelite Auto Glass Corp., Dan River, Inc. US Gen New England, Inc. and HealthSouth Corp.

There are no family relationships between Mr. Meghji and any director or executive officer of the Company. Under the terms of the engagement letter between the Company and LM+Co, the Company will compensate LM+Co for Mr. Meghji’s services. See the disclosure set forth in Item 1.01 above regarding the engagement letter with LM+Co, which is incorporated herein by reference in its entirety.

Item 9.01	Exhibits.

(d)	Exhibits

The following exhibits are filed as a part of this Current Report on Form 8-K:

Exhibit 10.1	Second Forbearance Agreement, Limited Waiver and Amendment to Amended and Restated Credit Agreement, dated April 7, 2010.

Exhibit 10.2	Engagement Letter, dated March 28, 2010, between the Company and LM+Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Medical Staffing Network Holdings, Inc.

By:	/s/ Kevin S. Little
Kevin S. Little
President and Chief Financial Officer

Dated: April 8, 2010

Exhibit Index

Exhibit No.	Description

Exhibit 10.1	Second Forbearance Agreement, Limited Waiver and Amendment to Amended and Restated Credit Agreement, dated April 7, 2010.

Exhibit 10.2	Engagement Letter, dated March 28, 2010, between the Company and LM+Co.